UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):   September 15, 2003

CBRL GROUP, INC.

Tennessee

          0-25225

        62-1749513

(State or Other Jurisdiction

       (Commission File Number)

    (I.R.S. Employer

of Incorporation)

               Identification No.)

305 Hartmann Drive, Lebanon, Tennessee 37087

 (615) 444-5533

#

Item 5.  Other Events and Required FD Disclosure

(a)

Barlow v. Logan's Roadhouse, Inc.

On September 15, 2003, CBRL Group, Inc.'s (the "Company") subsidiary, Logan’s Roadhouse, Inc. (“Logan’s”) was served with a summons and complaint by an individual alleging various violations of the federal Fair Labor Standards Act (“FLSA”) at one Logan’s restaurant in Macon, Georgia.  The case,  styled Joey E. Barlow, on behalf of himself and all others similarly situated v. Logan’s Roadhouse, Inc., was filed in the United States District Court for the Middle District of Tennessee (Case No. 3-03 - 0831).  The case is a putative collective action under the FLSA, although it has not yet been certified as such.  Since institution of the case, an additional two plaintiffs have indicated that they intend to join the case.  The complaint alleges that certain hourly employees (including the plaintiff) at Logan’s Macon, Georgia restaurant were subjected to violations of the FLSA, including being required to work “off the clock,” having hours “shaved” (reduced in the computer), being required to perform excessive non-server duties without being paid the minimum wage or overtime compensation for that work, and that certain hourly employees were required to wait “off the clock,” without pay for the wait.  The case seeks to have all non-exempt employees who worked at the Macon, Georgia Logan's restaurant for the last three years notified of the action and their right to opt in to the action, recovery of unpaid compensation, plus an equal amount of liquidated damages, prejudgment interest, attorneys’ fees and costs, and unspecified injunctive relief.  Although the case is in very preliminary stages, the Company denies that Logan’s engaged in any unlawful employment practices as alleged in the complaint and intends to vigorously defend the case.

(b)

Johnson, et al. v. Cracker Barrel Old County Store, Inc. and CBRL Group, Inc.

On September 29, 2003, the Company and its subsidiary, Cracker Barrel Old Country Store, Inc. ("CBOCS"), were served with a summons and complaint filed by six individual customers.  The complaint alleges discrimination against African-American customers by five of CBOCS' Cracker Barrel® restaurants in North Carolina in the cities of Charlotte, Fayetteville, Lumberton, Mooresville, and Wilmington.  The case was filed in the United States District Court for the Eastern District of North Carolina (Case No. 7:03-CV-170-FL(1)).  The case does not seek class action status.  The plaintiffs seek a declaratory judgment, injunctive relief, compensatory damages, punitive damages, and attorneys' fees.  The Company and CBOCS deny the allegations made in the complaint and intend to vigorously contest the allegations.

Item 7.  Financial Statements and Exhibits

(c)

Exhibits.

99.1  Press Release dated September 11, 2003.

Item 9.  Regulation FD Disclosure

On September 26, 2003, CBRL Group, Inc. issued a press release that is attached to this Current Report on Form 8-K as Exhibit 99.1, which by this reference is incorporated herein as if copied verbatim.  In the press release, CBRL Group, Inc. announces a new dividend policy, as well as a quarterly dividend of eleven cents per common share, payable on November 10, 2003 to shareholders of record as of October 17, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 30, 2003

            CBRL GROUP, INC.

By: /s/ James F. Blackstock

Name: James F. Blackstock

Title:

Senior Vice President, General

Counsel and Secretary